Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. [333-280151, 333-277601, 333-277597, 333-272468, 333-270009, 333-223280, 333-216352, 333-210175, 333-203842 and 333-194016] on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of Inogen, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 27, 2026